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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement Nos. 333-80415 and 333-80409 of Factual Data Corp. on Form S-3 and Registration Statement Nos. 333-92693 and 333-80101 on Form S-8 of our report dated March 28, 2001, appearing in the December 31, 2002 annual report on Form 10-K of Factual Data Corp., for the year ended December 31, 2000.

                                   /s/  Ehrhardt Keefe Steiner & Hottman PC
                                        Ehrhardt Keefe Steiner & Hottman PC

March 28, 2003
Denver, Colorado